UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                              ---------------------

                                   FORM 8-K/A

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 13, 2006

                       WINDSWEPT ENVIRONMENTAL GROUP, INC.
               (Exact Name of Registrant as Specified in Charter)


         Delaware                     0-17072                   11-2844247
(State or Other Jurisdiction        (Commission              (I.R.S. Employer
     of Incorporation)              File Number)          Identification Number)


    100 Sweeneydale Avenue, Bayshore, New York                    11706
    (Address of Principal Executive Offices)                    (Zip Code)

                                 (631) 434-1300
              (Registrant's telephone number, including area code)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))




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Item 1.01.   Entry into a Material Definitive Agreement.

       In connection with a change in the compensation of Michael O'Reilly, President and Chief Executive Officer of Windswept Environmental Group, Inc. (the "Company"), as reported by the Company on a Form 8-K filed on March 17, 2006, the Company and Mr. O'Reilly executed, on April 13, 2006, an amendment to the Employment Agreement of Michael O'Reilly, dated as of March 13, 2006, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

       On April 13, 2006, the Company's Board of Directors determined to change the fiscal year of the Company to the twelve months ending June 30 of each year. The Company's fiscal year will be comprised of quarterly periods ending on each of September 30, December 31, March 31 and June 30. Previously, the Company's fiscal year was a 52-53 week fiscal year ending on the Tuesday nearest June 30. Each fiscal year was comprised of four 13-week quarters, each containing two four-week months followed by one five-week month. In accordance with SEC regulations, the Company is not required to file a transition report.

Item 9.01.   Exhibits.

(d)    Exhibits.

10.1.  Amendment No. 1 to Employment Agreement, dated as of March 13, 2006







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                                   SIGNATURES
                                   ----------

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   WINDSWEPT ENVIRONMENTAL GROUP, INC.


                                   By: /s/Andrew C. Lunetta
                                       ---------------------------------
                                       Andrew C. Lunetta
                                       Chief Financial Officer


Date:   April 14, 2006






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                                  Exhibit Index

10.1.   Amendment No. 1 to Employment Agreement, dated as of March 13, 2006